UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2019

MercadoLibre, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG
(Address of Principal Executive Offices) (Zip Code)

011-54-11-4640-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02	Unregistered Sales of Equity Securities

On March 29, 2019, MercadoLibre, Inc. (the “Company”) closed its previously announced private placement of 100,000 shares of Series A Perpetual Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Stock”) to Merlin DF Holdings, LP, an affiliate of Dragoneer Investment Group (“Dragoneer”) pursuant to that certain Securities Purchase Agreement, dated as of March 11, 2019, between the Company and Dragoneer, for $100 million in the aggregate (the “Private Placement”). The Private Placement will be undertaken in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) thereof. The common stock, par value $0.001 per share, of the Company (the “Common Stock”) issuable upon conversion of the Preferred Stock may not be re-offered or sold in the United States absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws. The information regarding the terms of the Preferred Stock set forth in Item 5.03 is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders

The information regarding the Preferred Stock and the Certificate of Designations set forth in Item 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 29, 2019, the Company filed a Certificate of Designation of Series A Perpetual Preferred Stock with the Office of the Secretary of State of Delaware, establishing the rights, preferences, privileges and other terms relating to the Preferred Stock. The Preferred Stock is a new class of equity security that ranks senior to the Common Stock with respect to distribution rights and rights upon liquidation. Subject to certain exceptions, so long as any Preferred Shares remain outstanding, unless all dividends for all preceding full fiscal quarters have been declared and all accumulated dividends have been paid with respect to the Preferred Shares, no dividend or distribution will be declared or paid on, and no redemption or repurchase will be agreed to or consummated of, stock on a parity with the Preferred Stock, Common Stock or any other shares of stock junior to the Preferred Shares.

Each share of Preferred Stock has a stated value of $1,000, subject to certain adjustments (the “Liquidation Preference”), and the holders of the Preferred Stock (the “Holders”) will be entitled to cumulative dividends at the annual rate of 4% of the Liquidation Preference, payable quarterly. If the Company fails to pay or declare a quarterly dividend, the unpaid dividend amount will be added to Liquidation Preference.

The Holders have the right to vote on matters submitted to a vote of the holders of Common Stock on an as-converted basis unless required by applicable law. The Holders will be entitled to a number of votes equal to the number of votes such Holder would have had if all shares of Preferred Stock held by such Holder had been converted into shares of Common Stock. So long as any shares of Preferred Stock are outstanding, the affirmative vote or consent of the Holders of at least 50% of the outstanding Preferred Stock, voting together as a separate class, will be necessary for effecting or validating: (i) any exchange, reclassification or cancellation of a portion of, or increase in the authorized amount of, the Preferred Stock, (ii) any change to the rights, preferences or privileges of the Preferred Stock, and (iii) any issuance of stock senior to the Preferred Shares. However, the foregoing rights of the Holders will not restrict any of the following actions, subject to certain terms: (i) the issuance of securities, capital contributions or incurrence of intercompany indebtedness among the Company or any of its subsidiaries, or (ii) the issuance of securities, capital contributions or incurrence of intercompany indebtedness among the Company and any joint ventures, partnerships or other minority owned entities in which the Company or its subsidiaries have an equity or other interest.

The Holders may convert their shares of Preferred Stock at any time into a number of shares of Common Stock equal to the quotient of the Liquidation Preference divided by a conversion price, which is initially set at $479.71 and is subject to certain adjustments including customary anti-dilution adjustments (the “Conversion Price”). On or after the four year anniversary of the date of the closing of the Private Placement (the “Issue Date”), if the Holders have not elected to convert all of their shares of Preferred Stock, the Company may, subject to certain conditions, cause the outstanding shares of Preferred Stock to be converted into a number of shares of Common Stock equal to, per share of Preferred Stock, the quotient of the Liquidation Preference divided by the Conversion Price. If the Company exercises its right to convert the outstanding shares of Preferred Stock prior to the seven year anniversary of the Issue Date, it will pay to each Holder of shares of Preferred Stock to be converted the present value of the remaining cash dividends that would have been paid on such shares of Preferred Stock between the date of conversion and the date that is the seven year anniversary of the Issue Date.

Upon a Change of Control (as defined in the Certificate of Designation), each Holder will have the right to cause the Company to repurchase such Holder’s shares of Preferred Stock for a cash amount per share equal to (i) if such change of control occurs before the date that is seven years after the Issue Date, the sum of (x) 175% of the Liquidation Preference of such share; and (y) the present value of the scheduled remaining cash dividends that would have been paid on such share after repurchase date and prior to the date that is seven years after the Issue Date or (ii) if such Change of Control occurs on or after the date that is seven years after the Issue Date and before the date that is eight years after the Issue Date, 175% of the Liquidation Preference of such share; and (iii) in all other cases, 105% of the Liquidation Preference of such share.

The Company may, at its election and subject to certain conditions, redeem any or all of the shares of Preferred Stock for cash, shares of Common Stock or a combination thereof at any time after the seventh anniversary of the Issue Date for an amount per share equal to 105% of the Liquidation Preference, plus any accrued and unpaid dividends at such time. On specified dates after the seventh anniversary of the Issue Date as set forth in the Certificate of Designation, each Holder will have the right to redeem any or all of its shares of Preferred Stock for cash, shares of Common Stock or a combination thereof (at the Company’s election, subject to certain conditions) with a per share value equal to (i) 105% of the Liquidation Preference, if the market value of the Common  Stock (as determined in accordance with the Certificate of Designation) (the “Redemption Stock Price”) is equal to or greater than $261.66, subject to certain adjustments including anti-dilution adjustments (the “Floor Price”) or (ii) 105% of the Liquidation Preference per share multiplied by the number, expressed as a percentage, that is (x) 100 less (y) (A) 60 less (B) the product of (1) 100 and (2) the quotient resulting from dividing Redemption Stock Price by $436.10, if the Redemption Stock Price is less than the Floor Price.

The foregoing description of the Certificate of Designation is qualified by reference to the full text of the Certificate of Designation, a copy of which is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Certificate of Designation of Series A Perpetual Preferred Stock, filed with the Office of the Secretary of State of Delaware on March 29, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: March 29, 2019	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Series A Perpetual Preferred Stock, filed with the Office of the Secretary of State of Delaware on March 29, 2019